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                                   EXHIBIT 21
                              LIST OF SUBSIDIARIES
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                                                                                            SOVEREIGN POWER UNDER
NAME OF SUBSIDIARY*                                                                      THE LAWS OF WHICH ORGANIZED
-------------------                                                                      ---------------------------
Ferro Electronic Materials, Inc.................................................            United States of America
Ferro Pfanstiehl Laboratories, Inc. ............................................            United States of America
      Ferro Pfanstiehl (Europe) Ltd.............................................                      United Kingdom
Ferro Glass & Color Corporation.................................................            United States of America
      Ferro Graphics Inc........................................................            United States of America
      Ferro Colores S.A. de C.V.................................................                              Mexico
      Ferro EM L.P..............................................................            United States of America
Ferro Industrial Products Ltd...................................................                              Canada
Ferro B.V. .....................................................................                     The Netherlands
      Ferro (Belgium) S.p.r.l. .................................................                             Belgium
      Ferro (Holland) B.V.......................................................                     The Netherlands
      Ferro France S.a.R.L......................................................                              France
      Ferro (Italia) S.R.L......................................................                               Italy
      Ferro Industrias Quimicas (Portugal) S.A..................................                            Portugal
      Ferro Investments BV......................................................                     The Netherlands
      Ferro Toyo Co., Ltd. (60%)................................................           Taiwan, Republic of China
      Ferro Electronic Materials B.V............................................                     The Netherlands
Ferro Holdings GmbH.............................................................                             Germany
      Ferro GmbH................................................................                             Germany
      Magmalor GmbH.............................................................                             Germany
      Cerdec Ceramics GmbH......................................................                             Germany
      Ferro Couleurs France S.A.................................................                              France
           PT Ferro Ceramic Colors Indonesia (59%)..............................                           Indonesia
                 PT Ferro Additives Asia (75.4%)................................                           Indonesia
      dmc2 Italia SrL...........................................................                               Italy
      Cerpart SrL...............................................................                               Italy
           Cerdec Ceramics Italia SpA...........................................                               Italy
                Smaltochimica SrL (40%).........................................                               Italy
      Degussa-Metais, Catalisadores e Ceramica, Lda.............................                            Portugal
Ferro Spain S.A.................................................................                               Spain
      Chilches Materials S.A. (20%).............................................                               Spain
      Gardenia-Quimica S.A. (48%)...............................................                               Spain
Kerajet S.A. (25%)..............................................................                               Spain
Ferro (Great Britain) Ltd.......................................................                      United Kingdom
Ferro Argentina S.A.............................................................                           Argentina
      Minera Loma Blanca S.A....................................................                           Argentina
      Procesadora de Boratos Argentinos S.A.....................................                           Argentina
Ferro Enamel do Brasil, Industria e Comercio Ltda...............................                              Brazil
Ferro Mexicana S.A. de C.V......................................................                              Mexico
Ferro de Venezuela C.A. ( 51%)..................................................                           Venezuela
Ferro Corporation (Australia) Pty. Ltd..........................................                           Australia
Ferro Far East, Ltd.............................................................           Peoples Republic of China
Ferro Suzhou Ceramic Color & Glaze Co. Ltd......................................           Peoples Republic of China
Ferro Taiwan Co.,Ltd............................................................           Taiwan, Republic of China
Ferro EMS Taiwan Ltd............................................................           Taiwan, Republic of China
Ferro (Thailand) Co., Ltd. (49%)................................................                            Thailand
Ferro Cerdec (Thailand) Company Limited (49%)...................................                            Thailand
Ferro Ceramic Colors (Thailand) Co. Ltd. (51%)..................................                            Thailand
Ferro Electronic Materials Japan Co., Inc.......................................                               Japan
Ferro Japan K.K.................................................................                               Japan
Ferro Performance Chemicals K.K.................................................                               Japan
DC-Ferro Co., Ltd. (50%)........................................................                   Republic of Korea
PT Ferro Mas Dinamika (95%).....................................................                           Indonesia
Ferro Enamels (Japan) Ltd. (10%)................................................                               Japan
ESFEL Ecuatoriana S.A. (19%).....................................................                            Ecuador
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        * Percentages in parentheses indicate Ferro's ownership.
          Ferro has a number of sales and warehousing subsidiaries throughout the world which are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.

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